UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2005

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

NORTH CAROLINA (State or other jurisdict ion of incorporation)	0-14706 (Commission File Number)	56-0846267 (IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC 28816

(Address of Principal

Executive Offices)

(828) 669-2941

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Effective November 21, 2005, the base salary of Robert P. Ingle, II, Vice President – Operations and Chairman of the Board of Ingles Markets, Incorporated (the “Company”), was increased to $350,000 per year. The increase in Mr. Ingle’s salary is in recognition of his expanded duties due to, and is his first increase since, his election as Chairman of the Board in May 2004. The increase was approved by the Audit/Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date: November 28, 2005	By: Ronald B. Freeman
Ronald B. Freeman
Vice President-Finance and Chief Financial Officer